UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report

January 21, 2004

(Date of earliest event reported)

Levitt Corporation

(Exact name of registrant as specified in its Charter)

Florida	333-103225	11-3675068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd., Ft. Lauderdale, Florida		33304
(Address of principal executive offices)		(Zip Code)

(954) 760-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure

Levitt Corporation (the “Company”) is furnishing presentation materials included as Exhibit 99.1 to this report pursuant to Item 9 of Form 8-K. The presentation materials were prepared to be included in presentations by Levitt management during the first quarter of 2004. The Company is not undertaking to update this presentation. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Exhibit	Description

99.1	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION

By: /s/ GLEN R. GILBERT
Glen R. Gilbert Executive Vice President – Chief Financial Officer

Dated: January 21, 2004